UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2018

Intermolecular, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3011 N. First Street San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 582-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Mr. Adam Scheer and Mr. Jonathan B. Schultz to Board of Directors

On February 8, 2018, upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board increased the size of the Board from seven directors to nine directors and appointed Adam Scheer and Jonathan B. Schultz to fill the vacancies created by such increase. Mr. Schultz was appointed as a Class I director, with a term of office expiring at the Company’s 2018 annual meeting of stockholders. Mr. Scheer was appointed as a Class II director, with a term of office expiring at the Company’s 2019 annual meeting of stockholders.

Mr. Scheer, age 46, has been the President of SecureRF Corporation, a leading provider of quantum-resistant authentication and identification cryptograhic tools for low-resource processors, since October 2017. Prior to joining SecureRF, Mr. Scheer was the Chief Operating Officer of MRV Communications and served a key member of the team that drove MRV’s sale to Adva Optical Networking SE. Prior to joining MRV in October 2015, Mr. Scheer served as the Vice President of Marketing and Product Management for the Optical Security and Performance Products group of Viavi Solutions, Viavi’s thin film coatings group. Over the course of nearly 15 years with Viavi Solutions and its predecessor companies, Mr. Scheer served in senior marketing, strategy, corporate development, sales and product management roles. Mr. Scheer earned a Bachelors in Arts in History from Williams College and a Master in Business Administration in Management from New York University’s Stern School of Business.

Mr. Schultz, age 53, has been the managing principal of Onyx Equities, LLC, a leading real estate investment and property services firm specializing in acquiring and managing commercial properties, since he co-founded it in 2005. Mr. Schultz also has served on the board of trustees of the Riverview Medical Center Foundation since 2014. Mr. Schultz earned a Bachelor in Arts and Sciences in economics from Syracuse University.

There were no arrangements or understandings between either Mr. Scheer or Mr. Schultz, and any other person pursuant to which Mr. Scheer and Mr. Schultz were appointed as members of the Board. There have been no transactions between either Mr. Scheer or Mr. Schultz and the Company required to be disclosed by Item 404(a) of Regulation S-K.

As non-employee directors, Mr. Scheer and Mr. Schultz, or their designees as applicable, will receive compensation in accordance with the Company’s non-employee director compensation program, which is described under the heading “Board of Directors, Corporate Governance and Related Matters—Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2017. In addition, it is expected that each of Mr. Scheer and Mr. Schultz will execute the Company’s standard form of indemnification agreement for directors and officers. Such form of indemnification agreement is filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: February 12, 2018	By:	/s/ Bill Roeschlein
Bill Roeschlein Chief Financial Officer